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                                                                    EXHIBIT 99.2



VERITY COMPLETES ACQUISITION OF INKTOMI ENTERPRISE SEARCH SOFTWARE BUSINESS

CUSTOMERS TO REALIZE BENEFITS OF "FULL SPECTRUM" INFORMATION RETRIEVAL

SUNNYVALE, CALIF. - DEC. 18, 2002 - Verity Inc., (NASDAQ: VRTY), a leading provider of infrastructure software that powers corporate intranets and e-commerce sites as well as e-business applications, today announced the completion of its acquisition of the enterprise search software business from Inktomi Corp. (NASDAQ: INKT).

"We are excited to have the opportunity to provide customers with the ability to benefit from a portfolio of products that covers the full spectrum of enterprise search solutions," said Gary J. Sbona, Verity's chairman and CEO. "With the depth and breadth of our product offering, customers will be able to start with us and stay with us as their needs grow. Verity and Inktomi enterprise search technologies and products, in combination, deliver the broadest and strongest information retrieval offerings available today."

Inktomi(R) Enterprise Search will be renamed Verity Ultraseek, bringing back the product's original and well-regarded brand on a worldwide basis. Verity also gains access to Inktomi's enterprise search customer base of 2,500 companies worldwide, considerably expanding Verity's installed base of customers. Support and maintenance services for existing Verity Ultraseek customers are already in place. In addition, work to create linkages between Verity Ultraseek and other Verity products is being conducted by a development team that includes developers from Inktomi who are joining Verity. The company intends to provide further details on Verity Ultraseek branding as well as service and maintenance programs for the product shortly.

"Overall, this transaction means a healthier market for enterprise search because Verity can address a broader range of market requirements and move down market by creating an in-house channel that can help drive further demand for its enterprise products," states Laura Ramos, director at Giga Information Group in research entitled "Enterprise Search Consolidation Signals Healthier Market Ahead."

"Rationalizing the IT infrastructure continues to be a major priority for Global 2000 executives," said Hadley Reynolds, director of research, Delphi Group, a leading market advisor. "With Verity Ultraseek incorporated in the software portfolio, Verity can offer enterprises that seek better returns from content intelligence solutions a new level of business unification. This single channel offer, crossing the spectrum of smart analytics and presentation options, is a harbinger of what will be demanded of search providers going forward."

ABOUT VERITY

Headquartered in Sunnyvale, Calif., Verity is a leading provider of business portal infrastructure software. Verity software gives businesses a multitude of ways to improve access to vital information and perform a range of e-business operations, while enhancing the end-user


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experience. Verity-powered business portals, which include corporate intranets used for sharing information within an enterprise; e-commerce sites for online selling; and market exchange portals for B2B activities, all provide personalized information to employees, partners, customers and suppliers.

Verity products are used by approximately 80 percent of the Fortune 50 and by more than 1,500 corporations in various markets. Customers include Adobe Systems, AT&T, Cap Gemini Ernst & Young, Cisco, CNET, Compaq, Dow Jones, EDGAR Online, FairMarket, Financial Times, Globe and Mail, Home Depot, Lotus, SAP, Siemens, Sybase, Time New Media and Timex.

FORWARD-LOOKING STATEMENTS

The statements in this press release regarding the benefits Verity expects to obtain from the acquisition, including the potential benefits of the Inktomi products and technologies acquired, are forward-looking statements that involve a number of uncertainties and risks. The success of the acquisition and benefits Verity ultimately obtains may differ from Verity's expectations. Such uncertainties and risks include, without limitation: the potential difficulties and uncertainties in the assimilation of technologies, methodologies and products of Inktomi into Verity's products; the risk of loss of key personnel Verity hired from Inktomi; diversion of management attention from other business concerns; and the risk that the integration of the potential benefits of Inktomi technology and personnel into Verity will not be successful due to company culture or other issues. As a result actual results may differ substantially from expectations. For further information on risks affecting Verity, refer to the section entitled "Risk Factors" in Verity's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Verity undertakes no obligation to update the information in this press release.

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For more information, contact Verity at info@verity.com or at World Wide Web site http://www.verity.com or call 408-541-1500.

Verity and the Verity logo are registered trademarks or trademarks of Verity Inc. All other trademarks are the property of their respective owners.